EXHIBIT 23.2
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                               [KPMG Letterhead]

                              ACCOUNTANTS' CONSENT

The Board of Directors
Harbor Federal Bancorp, Inc.

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus which is part of the Registration Statement.

/s/ KPMG LLP

KPMG LLP

Baltimore, Maryland
July 14, 1999